UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

NGP CAPITAL RESOURCES COMPANY
(Exact name of Registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1221 McKinney Street, Suite 2975
Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:(713) 752-0062

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Effective September 29, 2008, NGP Capital Resources Company, a Maryland corporation (the “Company”), entered into a Third Amendment to Amended and Restated Revolving Credit Agreement (the “Third Amendment”), among the Company, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders.

Pursuant to the Third Amendment, the Company extended the commitment expiration date and the maturity date under the Company’s Amended and Restated Revolving Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Facility”) by one year from August 31, 2009 to August 31, 2010 (unless sooner terminated in accordance with the terms of the Investment Facility). In addition, the aggregate commitment amount under the Investment Facility was reduced to $87,500,000.

From time to time, certain of the lenders provide customary commercial and investment banking services to the Company.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

	By:	/s/ Stephen K. Gardner
Stephen K. Gardner
Chief Financial Officer

Date: October 3, 2008